UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2004

COLONIAL PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Alabama (State or other jurisdiction of incorporation)	1-12358 (Commission File Number)	59-7007599 (IRS Employer Identification Number)

2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 250-8700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

     Colonial Properties Trust (“Colonial Properties”) is filing this Amendment to correct per share information contained in our selected financial information included in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2004. The per share information presented below, both basic and diluted, correctly reflects the proper allocation between continuing operations and discontinued operations for all periods presented.

	2003	2002	2001	2000	1999
Per share — basic:
Income from continuing operations	$0.35	$1.69	$1.26	$1.04	$1.10
Income from discontinued operations	0.95	0.92	0.77	$0.78	$0.73

Net income per share — basic	$1.30	$2.61	$2.03	$1.82	$1.83

Per share — diluted:
Income from continuing operations	$0.35	$1.67	$1.26	$1.04	$1.10
Income from discontinued operations	0.94	0.91	0.76	$0.78	$0.73

Net income per share — diluted	$1.29	$2.58	$2.02	$1.82	$1.83

     The corresponding information appearing in Colonial Properties’ Amendment 1 to S-4 filed with the Securities and Exchange Commission on February 9, 2004 is correctly stated (and consistent with the table above).

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c)      Exhibits:

Exhibit No.	Document
99.1	Selected Financial Data

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST
Date: February 15, 2005	By:	/s/ Weston M. Andress
Weston M. Andress
Chief Financial and Investment Officer

EXHIBIT INDEX

Attached as an exhibit in this form is the document listed below:

Exhibit	Document
99.1	Selected Financial Data